Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE MANAGEMENT NETWORK GROUP, INC.

Delaware Corporation

The Management Network Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.           The name of the corporation is The Management Network Group, Inc. The corporation was originally incorporation under the same name, and the original Certificate of Incorporation was filed with the Secretary of the State of Delaware on August 27, 1999.

B.           Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of the corporation.

C.           The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is The Management Network Group, Inc.

ARTICLE II

The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The total number of shares of Common Stock which this corporation has authority to issue is 100,000,000 with par value of $0.001 per share. The total number of shares of Preferred Stock which this corporation has authority to issue is 10,000,000 with a par value of $0.001 per share.

Upon the filing of this Restated Certificate of Incorporation, a one for two reverse stock split shall take effect such that each one (1) outstanding share of Common Stock shall be split up and converted into 0.5 shares of Common Stock. No fractional shares will be issued upon such stock split. Any fractional shares to which any holder of Common Stock would be entitled by virtue of such reverse split shall be cancelled.

The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

i.            the distinctive designation of such class or series and the number of shares to constitute such class or series;

ii.           the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

iii.          the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

iv.          the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

v.           the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

vi.          the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

vii.         voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

viii.        limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation,

ARTICLE VII

The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Bylaws of the corporation. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 2000; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2001; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2002; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

ARTICLE IX

Holders of stock of any class or series of the corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

ARTICLE X

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of VII, VIII or Article IX of this Certificate of Incorporation or Sections 2.3, 2.5 and 3.2(b) of the corporation's Bylaws.

ARTICLE XI

To the fullest extent permitted by the Delaware General Corporation Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article XI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XII

1.           The corporation shall indemnify each of the corporation's directors and officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board of Directors of the corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

2.           No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article XII, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XIII

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.

ARTICLE XIV

The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, The Management Network Group, Inc. has caused this certificate to be signed by Donald E. Klumb, its Vice President and Chief Financial Officer, this 8th day of November, 1999.

/s/ Donald E. Klumb
Donald E. Klumb, Vice President

Attest:

/s/ Christopher D. Mitchell
Christopher D. Mitchell. Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

THE MANAGEMENT NETWORK GROUP, INC.

It is hereby certified that:

1.           The name of the corporation (hereinafter called the "corporation") is:

THE MANAGEMENT NETWORK GROUP, INC.

2.           The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.           The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.           The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 2/20/2007

/s/ Thurston Cromwell
Name: Thurston Cromwell
Title: General Counsel/Corporate Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE MANAGEMENT NETWORK GROUP, INC.

* * * * *

THE MANAGEMENT NETWORK GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Company shall be amended as follows:

The first paragraph of Article IV is hereby amended to read in its entirety as follows:

This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock.  The total number of shares of Common Stock which this corporation has authority to issue is 20,000,000 with a par value of $0.005 per share.  The total number of shares of Preferred Stock which this corporation has authority to issue is 10,000,000 with a par value of $0.001 per share.

The following is hereby added at the end of Article IV:

Reverse Stock Split

On the effective date of the amendment revising Article IV and adding this paragraph to Article IV pursuant to the General Corporation Law of the State of Delaware (the "Effective Date"), each share of Common Stock, par value $0.001 per share (the "Old Common Stock"), issued and outstanding immediately before the Effective Date, shall be and hereby is, reclassified as and changed into one-fifth (1/5) of a share of Common Stock, par value $0.005 per share (the "New Common Stock").  Each outstanding stock certificate which immediately before the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by one-fifth (1/5), and shares of Old Common Stock held in uncertificated form shall be treated in the same manner.  No fractional shares of New Common Stock will be issued, and stockholders who would otherwise be entitled to receive one or more fractional shares of New Common Stock shall instead receive a cash payment equal to the fair value, as determined by the Board of Directors, of such fractional shares as of the Effective Date.

SECOND:  That the stockholders of the Company approved the aforesaid amendment at a special meeting of the Company's stockholders held on January 21, 2010.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, the aforesaid amendment shall become effective on February 7, 2010.

IN WITNESS WHEREOF, THE MANAGEMENT NETWORK GROUP, INC. has caused this certificate to be signed by its authorized officer this 22nd day of January, 2010.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
THE MANAGEMENT NETWORK GROUP, INC.

Pursuant to Sections 151 and 103 of the Delaware General Corporation Law:

The Management Network Group, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Sections 151 and 103 the Delaware General Corporation Law, DOES HEREBY CERTIFY:

FIRST:  That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors on March 26, 2008, adopted a resolution creating a series of One Hundred Thousand (100,000) shares of Preferred Stock, par value $.001 per share, designated as the Series A Junior Participating Preferred Stock.

SECOND: That no shares of Series A Junior Participating Preferred Stock have been issued.

THIRD: That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors on July 16, 2010 duly adopted the following resolution amending and restating the provisions of the Series A Junior Participating Preferred Stock:

Designation of Preferred Stock

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the terms of a series of Preferred Stock, par value $.001 per share, designated as the Series A Junior Participating Preferred Stock are hereby amended and restated in their entirety, so that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.    Designation and Amount.  The shares of such series shall be designated as the Series A Junior Participating Preferred Stock (hereinafter referred to as "Series A Preferred Stock") and the number of shares constituting such series shall be One Hundred Thousand (100,000).  Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares outstanding plus the number of shares reserved for issuance upon the exercise of outstanding rights to purchase or convert into shares of Series A Preferred Stock.

Section 2.    Dividends and Distributions.

(A)           Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.005 per share (the "Common Stock"), of the Corporation and of any other class of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred Stock (together with Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent), equal to the product of the Series A Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the Series A Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock.

(B)           As used  herein, the “Series A Multiple” shall initially be 200.  In the event the Corporation shall at any time after July 19, 2010 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Series A Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(C)           The Board of Directors of the Corporation shall not declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) unless it shall concurrently therewith declare a dividend or distribution on the Series A Preferred Stock.  Payment of a dividend or distribution determined on the Series A Preferred Stock shall be in preference to payment of any dividend or distribution on the Common Stock or any other Junior Stock.

(D)           The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3.    Voting Rights.  Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)           Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the product of the Series A Multiple then in effect times the number of votes that each share of Common Stock entitles its holder to vote at such meeting of the stockholders of the Corporation.

(B)           The holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)           The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.    Certain Restrictions.

(A)           Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)           declare or pay dividends (other than a dividend payable in shares of Common Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock ("Parity Stock"), except dividends paid ratably on the Series A Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any Parity Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Parity Stock in exchange for shares of any Junior Stock; or

(iv)           purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.    Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designations establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.    Liquidation, Dissolution or Winding Up.

(A)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series A Preferred Stock shall be entitled to receive, in preference to the holders of Junior Stock, the   greater of (a) an amount per share equal to the product of the Series A Multiple and $1.00, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to the product of the Series A Multiple then in effect times the aggregate amount to be distributed per share to holders of Common Stock. No distribution upon liquidation, dissolution or winding up shall be made to holders of shares of Junior Stock with respect to the distribution of assets upon liquidation, dissolution or winding up until all holders of shares of Series A Preferred Stock shall have received the amounts to which such holders are entitled under this Section.

(B)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Parity Stock  shall not receive any distributions except for distributions made ratably on the Series A Preferred Stock and all other such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

Section 7.    Consolidation, Merger, Etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the Series A Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8.     No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

Section 9.     Ranking.  The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, or any similar stock that specifically provides that it shall rank prior to the shares of Series A Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.  Nothing herein shall preclude the Board of Directors from creating any series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of Series A Preferred Stock as to the payment of dividends or the distribution of assets.

Section 10.   Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

Section 11.   Amendment.  The Certificate of Incorporation, as amended, including this Certificate of Designations establishing the shares of the Series A Preferred Stock, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock voting separately as a class.

IN WITNESS WHEREOF, this Certificate is executed on behalf of the Corporation as of this 19th day of July, 2010.

/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE MANAGEMENT NETWORK GROUP, INC.

* * * *

THE MANAGEMENT NETWORK GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to a vote of the stockholders at the 2012 annual meeting of stockholders.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article VII of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

Subject to any rights of holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors which constitutes the whole Board of Directors of the corporation shall be fixed by, or in the manner provided in, the Bylaws. Commencing with the annual meeting of stockholders in 2012, each director of the corporation shall be elected for a one-year term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal, except that any director in office at the 2012 annual meeting of stockholders whose term expires at the annual meeting of stockholders held in calendar year 2013 or 2014 shall continue to hold office until the end of the term for which such director was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next annual meeting of stockholders of the corporation and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director who is chosen in the manner provided in the Bylaws to fill a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor and shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any one or more directors of the corporation may be removed with or without cause by the holders of a majority of the shares then entitled to vote in an election of directors. Elections of directors need not be by written ballot, unless otherwise determined by the Board of Directors.

SECOND:  That the stockholders of the Corporation approved the aforesaid amendment at the 2012 annual meeting of the Corporation's stockholders held on June 7, 2012.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, THE MANAGEMENT NETWORK GROUP, INC. has caused this certificate to be signed by its authorized officer this 7th day of June, 2012.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President, and Chief Financial Officer

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THE MANAGEMENT NETWORK GROUP, INC.

* * * * *

THE MANAGEMENT NETWORK GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to a vote of the stockholders at the 2013 annual meeting of stockholders.  The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE BE IT RESOLVED, that in order to decrease the number of authorized shares of preferred stock, Article IV of the Corporation's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") be amended as follows:

The first paragraph of Article IV is hereby amended to read in its entirety as follows:

This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock.  The total number of shares of Common Stock which this corporation has authority to issue is 20,000,000 with a par value of $0.005 per share.  The total number of shares of Preferred Stock which this corporation has authority to issue is 2,000,000 with a par value of $0.001 per share.

SECOND:  That the stockholders of the Corporation approved the aforesaid amendment at the 2013 annual meeting of the Corporation's stockholders held on June 14, 2013.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, THE MANAGEMENT NETWORK GROUP, INC. has caused this certificate to be signed by its authorized officer this 17th day of June, 2013.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President, and Chief Financial Officer